UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2017

BioTelemetry, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55039	46-2568498
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Cedar Hollow Road Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

☐                          Emerging growth company

☐                          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.                                        Other Events.

In connection with the previously announced proposed acquisition by BioTelemetry, Inc. (“Biotelemetry”) indirectly of all of the outstanding shares of LifeWatch AG (“LifeWatch”) pursuant to a public tender offer, BioTelemetry announced that, effective on May 5, 2017, it received early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”), without any condition on or undertaking by BioTelemetry, LifeWatch or any of their respective subsidiaries.  BioTelemetry also announced that it has received all necessary antitrust approvals from the Macedonian Commission.

The expiration of the HSR waiting period satisfies one of the closing conditions of the pending tender offer, which remains subject to other closing conditions as described in the prospectus for the offer published by BioTelemetry on April 24, 2017.  Subject to the satisfaction of the other conditions, BioTelemetry expects the transaction to close in the third quarter of 2017.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                          Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

	By:	/s/ Peter F. Ferola
Peter F. Ferola
Senior Vice President and General Counsel
Date: May 8, 2017